Exhibit 10.3

SECURED PROMISSORY NOTE AMENDMENT AND EXTENSION AGREEMENT

This Secured Promissory Note Amendment and Extension Agreement (the “Agreement”) is entered into by JDone LLC, a Colorado limited liability company (the “Borrower”) and Thomas S. Yang (the “Holder”), as of October 10, 2022 and effective as of October 1, 2022.

Reference is made to that certain original Secured Promissory Note between the Borrower and the Holder, dated as of September 15, 2014 and amended on October 1, 2019, and most recently April 15, 2022, together with all amendments thereto (the “Note”), together with all associated notes, pledge agreements, guaranties, deeds of trust, security agreements, affidavits and other instruments and documents executed and delivered by the Borrower, the Holder and any Guarantors (the “Loan Documents”). Each of the Loan Documents shall be deemed to be amended in connection with the terms of this Agreement and the terms of this Agreement and the Note, as amended and extended hereby, shall be the controlling document with respect to the Note and the Loan Documents.

All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Note and the Loan Documents.

At the execution of this Agreement, the Borrower shall undertake the following, and the Note shall be amended as follows:

(i)	The Holder and Borrower agree that the outstanding principal balance under the Note is 423,190.48 after application of the August 2022 payment;

(ii)	the Borrower shall pay a principal payment in the amount of $73,190.48 plus accrued interest on October 15, 2022;

(iii)	the Borrower shall pay a principal payment in the amount of $50,000 plus accrued interest on November 15, 2022;

(iv)	the Borrower shall pay a principal payment in the amount of $50,000 plus accrued interest on December 15, 2022;

(v)	the Note shall be amended to change the Maturity Date to January 15, 2023;

(vi)	after the October, November, and December 2022 principal and interest payments, the outstanding principal balance under the note as of January 15, 2023 will be $250,000; and

(vii)	Borrower may pay off the loan at any time prior to the Maturity Date without penalty.

(viii)	Any time prior to January 15, 2023, if Borrower raises new equity capital in the amount of five million dollars ($5,000,000.00) or greater, then within ten (10) business days of closing, repayment of all outstanding principal and interest on this Secured Promissory Note will be due to Holder.

All other terms contained in the Note and the Loan Documents shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Borrower and the Holder have executed this Agreement as of the date first written above and effective as the date stated above.

BORROWER:

JDone LLC

By: Generation Hemp, Inc.

/s/ Gary C. Evans

By:

Gary C. Evans

Chairman and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

/s/ Thomas S. Yang

By:

Thomas S. Yang